Exhibit 99.2

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Void after 5:00 p.m. Eastern Standard Time, on _______.

WARRANT TO PURCHASE COMMON STOCK

OF

PALOMAR MEDICAL TECHNOLOGIES, INC.

        FOR VALUE RECEIVED, PALOMAR MEDICAL TECHNOLOGIES, INC. (the “Company”), a Delaware corporation, hereby certifies that ___________, or its permitted assigns, is entitled to purchase from the Company, from time to time commencing _______________, and prior to 5:00 P.M., Eastern Standard Time, on _____________, a total of ___________ fully paid and non assessable shares of the Common Stock, par value $.01 per share, of the Company for an aggregate purchase price of $__________ (computed on the basis of $__________ per share). The vesting schedule is as follows: ________ shares vest on ___________; an additional __________ shares vest on ____________; and the last ________ shares vest on ___________. With regard to any Warrant which the Holder is entitled to exercise on the date on which __________ employment or directorship with the Company is terminated, the Warrant shall expire three (3) months after such date of termination if such termination be by reason other than dismissal by the Company for cause. If dismissal by the Company for cause, then the Warrant shall terminate immediately. In the event of a sale or acquisition of substantially all of the stock or assets of the Company, the exercisability of this Warrant shall automatically accelerate so that it shall, immediately prior to the effective date of such acquisition, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to this Warrant. (Hereinafter, (i) said Common Stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the “Common Stock”, (ii) the shares of the Common Stock purchasable hereunder are referred to as the “Warrant Shares”, (iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the “Aggregate Warrant Price”, (iv) the price payable hereunder for each of the Warrant Shares is referred to as the “Per Share Warrant Price”, (v) this Warrant, and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the “Warrant” and (vi) the holder of this Warrant is referred to as the “Holder”.).

    1.        Exercise of Warrant. The vested portion of this Warrant may be exercised, in whole at any time or in part from time to time, commencing ___________, and prior to 5:00 P.M., Eastern Standard Time, on ______________, by the Holder of this Warrant by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 8 (a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by certified or official bank check payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a minimum of 1,000 shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled, and (b) deliver the proportionate part thereof if this Warrant is exercised in part, pursuant to the Provisions of the Warrant.

    2.        Reservation of Warrant Shares. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock as from time to time shall be receivable upon the exercise of this Warrant.

    3.        Fully Paid Stock; Taxes. The Company agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and not subject to preemptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and State stamp, original issue or similar taxes that may be payable in respect of the issue of any Warrant Share or certificate therefor.

    4.        Transfer.

    (a)        Securities Laws. Neither this Warrant nor the Warrant Shares issuable upon the exercise hereof have been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities laws and unless so registered may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless an exemption from such registration is available. In the event Holder desires to transfer this Warrant or any of the Warrant Shares issued, the Holder must give the Company prior written notice of such proposed transfer including the name and address of the proposed transferee. Such transfer may be made only either (i) upon publication by the Securities and Exchange Commission (the “Commission”) of a ruling, interpretation, opinion or “no action letter” based upon facts presented to said Commission, or (ii) upon receipt by the Company of an opinion of Counsel to the Company in either case to the effect that the proposed transfer will not violate the provisions of the Securities Act, The Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either such act, or in the case of clause (ii) above, to the effect that the Warrant or Warrant Shares to be sold or transferred has been registered under the Securities Act of 1933, as amended, and that there is in effect a current prospectus meeting the requirements of Subsection 10 (a) of the Securities Act, which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Warrant or Warrant Stock to be sold or transferred.

    (b)        Conditions to Transfer. Prior to any such proposed transfer, and as condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if requested by the Company, deliver to the Company (i) an investment covenant signed by the proposed transferee (ii) an agreement by such transferee to the impression of the restrictive investment legend set forth herein on the certificate or certificates representing the securities acquired by such transferee, (iii) an agreement by such transferee that the Company may place a “stop transfer order” with its transfer agent or registrar, and (iv) an agreement by the transferee to indemnify the Company to the same extent as set forth in the next succeeding paragraph.

    (c)        Indemnity. The Holder acknowledges that the Holder understands the meaning and legal consequences of this Section 4, and the Holder hereby agrees to indemnify and hold harmless the Company, its representatives and each officer and director thereof from and against any and all loss, damage or liability (including all attorneys’ fees and costs incurred in enforcing this indemnity provision) due to or arising out of (a) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach, (b) any transfer of the Warrant or any of the Warrant Shares in violation of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either of such acts, (c) any transfer of the Warrant or any of the Warrant Shares not in accordance with this Warrant or (d) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel to the Company upon which its opinion as to a proposed transfer shall have been based.

    (d)        Transfer. Except as restricted hereby, this Warrant and the Warrant Shares issued may be transferred by the Holder in whole or in part at any time or from time to time. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with assignment documentation duly executed and funds sufficient to pay any transfer tax, and upon compliance with the foregoing provisions, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment, and this Warrant shall promptly be canceled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon the Warrant, shall be null and void and without effect.

    (e)        Legend and Stop Transfer Orders. Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any part of the Warrant and the issuance of any of the shares of Warrant Shares, the Company shall instruct its transfer agent to enter stop transfer orders with respect to such shares, and all certificates representing Warrant Shares shall bear on the face thereof substantially the following legend, insofar as is consistent with Delaware law:

“The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of unless registered pursuant to the provisions of that Act or an opinion of counsel to the Company is obtained stating that such disposition is in compliance with an available exemption from such registration.”

    (f)        Lockup Agreements with Underwriters. In the event of a public offering of the Company’s securities, the Holder agrees to enter into an agreement with the Underwriter or Underwriter’s Representative for such offering restricting the sale, transfer or other disposition of this Warrant or the Warrant Shares for a period of six months following the public offering.

    5.        “Piggy-Back” Registrations. The Company represents that it will register the shares underlying the Warrants upon demand six months after issuance or at any time earlier if the Company files a Form S-3 under the Securities Act. If at any time the Company shall determine to register any of its securities under the Securities Act, other than on Form S-8 or Form S-4 or their then equivalents, it shall send to each Holder of the Common Stock or Warrant Shares (the “Registrable Shares”), including each Holder who has the right to acquire Registrable Shares, written notice of such determination and, if within 10 days after receipt of such notice, such Holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Shares such Holder requests to be registered therein, except that if, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, and such limitation is imposed pro rata with respect to all securities whose holders have a contractual, incidental (“piggy-back”) right to include such securities in the registration statement and as to which inclusion has been requested pursuant to such right, then the Company shall be obligated to include in such registration statement only such limited portion (which may be none) of the Registrable Shares with respect to which such Holder has requested inclusion hereunder.

    6.        Loss, etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of the Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

    7.        Warrant Holder Not Shareholder. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

    8.        Communication. No notice or other communication under this Warrant shall be effective unless the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

    (a)        the Company at Attn.: Finance Dept., 82 Cambridge Street, Burlington, Massachusetts 01803, or such other address as the Company has designated in writing to the Holder, or

    (b)        the Holder at _______________ or such other address as the Holder has designated in writing to the Company.

    9.        Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

    10.        Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of Delaware without giving effect to the principles of conflicts of law thereof.

        IN WITNESS WHEREOF, PALOMAR MEDICAL TECHNOLOGIES, INC. has caused this Warrant to be signed by its Chairman and CEO and its corporate seal to be hereunto affixed this ___ day of __________________.

PALOMAR MEDICAL TECHNOLOGIES, INC.	ACKNOWLEDGMENT AND ACCEPTANCE

By: ______________________________	By: ________________________________

[Corporate Seal]

SUBSCRIPTION

        The undersigned, _______________________________________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for the purchase of ___________ shares of the Common Stock of PALOMAR MEDICAL TECHNOLOGIES, INC. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated:	Signature:
Address:

Soc. Sec. # or Fed ID #:

ASSIGNMENT

        FOR VALUE RECEIVED ____________________________________ hereby sells, assigns and transfers unto ____________________________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint ________________________________________, attorney, to transfer said Warrant on the books of PALOMAR MEDICAL TECHNOLOGIES, INC.

Signature:	Assignee
Dated:
Address:	Address:

SS/Fed ID #:	SS/Fed ID #:

PARTIAL ASSIGNMENT

        FOR VALUE RECEIVED ________________________________________ hereby assigns and transfers unto ____________________________________________ the right to purchase ___________ shares of the Common Stock of PALOMAR MEDICAL TECHNOLOGIES, INC. by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint __________________________________________, attorney, to transfer that part of said Warrant on the books of PALOMAR MEDICAL TECHNOLOGIES, INC.

Signature:	Assignee
Dated:
Address:	Address:

SS/Fed ID #:	SS/Fed ID #: